Exhibit 99.1

AUTOCAM CORPORATION

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2013

AUTOCAM CORPORATION

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INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Shareholders of

Autocam Corporation

Kentwood, Michigan

We have audited the accompanying consolidated financial statements of Autocam Corporation and its subsidiaries (the “Company”), which comprise the consolidated balance sheets as of December 31, 2013, 2012, and 2011, and the related consolidated statements of operations and comprehensive income, shareholders’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Autocam Corporation and subsidiaries as of December 31, 2013, 2012, and 2011, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/S/ DELOITTE & TOUCHE LLP

Grand Rapids, Michigan

March 28, 2014

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AUTOCAM CORPORATION

CONSOLIDATED BALANCE SHEETS

	December 31,
Amounts in thousands, except share information	2012	2013
Assets
Current assets:
Cash and equivalents	$9,492	$9,974
Accounts receivable, net of allowances of $275 and $324, respectively	28,387	33,683
Inventories	24,795	24,472
Prepaid expenses and other current assets	5,889	4,640

Total current assets	68,563	72,769
Property, plant and equipment, net	121,862	136,390
Investment in joint venture	9,744	11,657
Other long-term assets	7,518	4,129

Total assets	$207,687	$224,945

Liabilities and Shareholders’ Equity
Current liabilities:
Current maturities of long-term obligations	$14,269	$18,537
Accounts payable	17,708	16,436
Accrued liabilities:
Compensation	6,944	7,821
Other	903	671

Total current liabilities	39,824	43,465

Long-term obligations, net of current maturities	36,025	40,571
Note payable to affiliate		5,000
Deferred taxes	23,228	28,238
Other long-term liabilities	5,252	4,990
Shareholders’ equity:
Common stock – no par value; 10,200,000 shares authorized; 106,550 issued and outstanding as of December 31, 2012 and 96,550 issued and outstanding as of December 31, 2013
Additional paid-in capital	194,890	182,890
Accumulated other comprehensive income (loss)	559	(985)
Accumulated deficit	(92,091)	(79,224)

Total shareholders’ equity	103,358	102,681

Total liabilities and shareholders’ equity	$207,687	$224,945

See notes to consolidated financial statements.

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AUTOCAM CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE INCOME

	Year Ended December 31,
Amounts in thousands	2012	2013
Sales	$181,568	$233,484
Cost of sales	(163,809)	(203,749)

Gross profit	17,759	29,735
Selling, general and administrative expenses	(12,323)	(13,790)

Income from operations before stock-based compensation income (expense)	5,436	15,945
Stock-based compensation income (expense)	128	(38)

Income from operations	5,564	15,907
Interest expense, net	(2,040)	(2,741)
Other expenses, net	(332)	(453)

Income before taxes and joint venture income	3,192	12,713
Taxes	(596)	(3,504)
Share of net income from joint venture	2,109	3,658

Net income	$4,705	$12,867

Statements of Comprehensive Income:
Net income	$4,705	$12,867
Other comprehensive income (losses):
Foreign currency translation adjustments	(1,296)	(1,641)
Change in fair value of interest rate hedge	29	97

Comprehensive income	$3,438	$11,323

See notes to consolidated financial statements.

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AUTOCAM CORPORATION

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

Amounts in thousands	Additional Paid-In Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Total
Balance, January 1, 2012	$194,890	$1,826	($88,421)	$108,295
Net income			4,705	4,705
Cash dividends paid to non-Manager Shareholders [1]			(8,375)	(8,375)
Foreign currency translation adjustments		(1,296)		(1,296)
Change in fair value of interest rate hedge		29		29

Balance, December 31, 2012	194,890	559	(92,091)	103,358
Net income			12,867	12,867
Repurchase of common shares	(12,000)			(12,000)
Foreign currency translation adjustments		(1,641)		(1,641)
Change in fair value of interest rate hedge		97		97

Balance, December 31, 2013	$182,890	($985)	($79,224)	$102,681

[1]	Payments of $46.25 per share were made in January, 2012 and $37.55 per share in August, 2012.

See notes to consolidated financial statements.

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AUTOCAM CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
Amounts in thousands	2012	2013
Cash flows from operating activities:
Cash received from customers	$178,735	$228,273
Cash paid to suppliers and employees	(163,555)	(201,600)
Cash received from joint venture operations	2,040	2,055
Income taxes paid	(279)	(694)
Income taxes refunded	1,065	1,668
Interest paid	(1,918)	(2,809)

Net cash provided by operating activities	16,088	26,893

Cash flows from investing activities:
Capital expenditures	(36,246)	(29,770)
Proceeds from sales of fixed assets	316	522
Increases in restricted cash deposits	(62)	(287)
Other	(19)	(7)

Net cash used in investing activities	(36,011)	(29,542)

Cash flows from financing activities:
Borrowings under lines of credit	66,458	65,973
Repayments on lines of credit	(54,654)	(70,789)
Proceeds from issuance of long-term obligations	22,156	29,800
Proceeds from issuance of note payable to affiliate		5,000
Principal payments of long-term obligations	(7,694)	(14,987)
Repurchase of common shares		(12,000)
Dividends paid	(8,375)
Debt issue costs	(30)	(152)

Net cash provided by financing activities	17,861	2,845

Effect of exchange rate changes on cash and equivalents	278	286

Increase (decrease) in cash and equivalents	(1,784)	482
Cash and equivalents at beginning of period	11,276	9,492

Cash and equivalents at end of period	$9,492	$9,974

See notes to consolidated financial statements.

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AUTOCAM CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

1. Operations and Summary of Significant Accounting Policies

In these notes, unless the context otherwise requires, “we,” “our” or “us” refer to Autocam Corporation together with its consolidated subsidiaries (“Autocam”). All currency figures, except per share data, referenced in these notes are reflected in thousands of U.S. dollars.

Principles of Consolidation – Our consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S.”). All of our significant intercompany accounts and transactions have been eliminated in consolidation.

Nature of Operations – We design and manufacture close-tolerance, specialty metal alloy components for mechanical and electromechanical systems using turning, grinding and milling processes. Currently, we manufacture components for use on fuel delivery, electromechanical motor, steering and braking systems for the transportation industry. We have three manufacturing locations in the U.S., two in Brazil and one each in France, Poland and China. Our customers are located in virtually all areas of the world, with the exception of the continent of Africa.

Estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Although our management believes the estimates are reasonable, actual results could differ from those estimates.

Financial Instruments consist principally of cash and equivalents, accounts receivable and payable and indebtedness. We have determined the estimated fair value amounts for indebtedness using available market information and valuation methodologies (see Note 4). We have determined the estimated fair value of accounts receivable and payable as approximating their book values given their possessing short-term maturities.

Financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurements. Our assessment of the significance of a particular input to the fair value measurements requires judgment, and may affect the valuation of the assets and liabilities being measured and their placement within the fair value hierarchy.

Set forth below is information about the fair value of our financial assets and liabilities at December 31, 2012 and December 31, 2013, according to the valuation techniques we used to determine their fair values:

	Level 1 [1]		Level 2 [2]
	2012	2013	2012	2013
Asset -
Cash and equivalents	$9,492	$9,974
Liability -
Interest rate swap arrangements			$280	$131

[1]	Quoted prices in active markets for identical assets or liabilities.
[2]	Observable inputs other than quoted prices in active markets for identical assets and liabilities.

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Cash equivalents consist of highly-liquid investments with original maturities of three months or less at the date of purchase, including money market accounts with an active market valuation Level 1 estimate.

Inventories are stated at the lower of actual cost, on a first-in, first-out (FIFO) basis, or market.

Property, Plant and Equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets as follows:

Buildings and improvements	31 years
Leasehold improvements	3 to 12 years
Machinery and equipment	3 to 12 years
Furniture and fixtures	5 to 10 years

Maintenance and repairs that do not improve or extend the lives of the respective assets are charged to expense. When properties are retired or sold, the related cost and accumulated depreciation are removed from the accounts and any gain or loss on disposition is recognized in the results of operations. Gains arising from sale and leaseback transactions are deferred for amortization to income over the lives of the related operating leases. Leasehold improvements are amortized over the lesser of their useful lives or the lease term.

Other Long-Term Assets consists of the following as of December 31:

	2012	2013
Equipment deposits	$5,844	$1,702
Restricted cash	855	927
Value-added taxes receivable		673
Employee receivables	303	312
Unamortized debt issue costs	102	197
Revenue bonds	176	135
Rent deposits	50	100
Other	188	83

	$7,518	$4,129

Equipment deposits – Represents deposits paid on purchase commitments for machinery and equipment totaling $9,546 as of December 31, 2013, some of which may be assigned to financing companies under lease agreements. In accordance with terms of the purchase agreements, final acceptance of the equipment is contingent upon the equipment demonstrating certain capabilities as documented in our purchase orders.

Restricted cash – Represents funds held in escrow by Brazilian courts as compensating balances against certain potential judgments against us in connection with benefits that may be due terminated Brazilian employees.

Unamortized debt issue costs – Debt issue costs paid are amortized over the terms of the debt instruments. Debt issue cost amortization expense was $35 in 2012 and $57 in 2013.

Set forth below is expected debt issue cost amortization expense to be recorded by us in the years following 2013:

2014	$67
2015	51
2016	33
2017	29
2018	17

Total	$197

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Revenue bonds – Represents Michigan New Jobs Training Program bonds we purchased in 2011 and 2012 to fund new machinist apprenticeship program training costs at Grand Rapids Community College. The underlying agreement between us and the State of Michigan (the “State”) contemplates our receiving repayment of the bonds over a 20-year period expiring in July 2030 through remittance to us by the State of payroll taxes withheld from employees that participate in the program.

Accounts Payable includes the reclassification from Cash and Equivalents of outstanding checks, net of related cash balances, totaling $2,600 as of December 31, 2012 and $2,283 as of December 31, 2013.

Revenue Recognition – Sales are recognized at the time product is shipped to the customer, at which time title and risk of ownership transfer to the purchaser.

Income taxes – Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future. Such deferred income tax asset and liability computations are based on enacted tax laws and rates applicable to periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities (see Note 6).

Derivative and Hedging Activities – From time to time, we manage interest rate risk through the use of interest rate swap agreements. The following such agreements were in effect as of December 31, 2012 and 2013 and were intended to hedge our interest rate risk on the term notes subject to our senior credit facilities agreement and certain of the equipment term notes with bank (see Note 4):

Dates		Notional Amounts as of December 31,		LIBOR Component Fixed Interest	Other Comprehensive Income (Loss) Recorded [1]		Derivative Instrument Liability Recorded as of December 31,
Effective	Maturity	2012	2013	Rate	2012	2013	2012	2013
June 2010	June 2015	$4,750	$2,850	2.17%	$46	$46	$110	$40
January 2011	December 2015	2,100	1,400	1.90%	13	19	52	23
June 2011	July 2016	2,764	1,986	1.58%	5	20	63	32
August 2012	August 2016	7,333	5,333	0.75%	(35)	19	55	26
November 2013	October 2018		7,900	1.06%		(7)		10

[1]	Net of related income tax

Stock-Based Compensation – In accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 718 “Stock Compensation,” compensation costs related to share-based payment transactions are recognized in our financial statements. Compensation cost is measured based on the grant date fair value of the equity or liability instruments issued and is recognized over the period that an employee provides services in exchange for the award.

Autocam’s Board of Directors has reserved 8,650 shares of its common stock for issuance to employees under the 2010 Stock Option Plan (the “Option Plan”). In 2010, our Board of Directors granted to certain key employees and entities controlled by certain non-shareholder members of our Board of Directors (together, the “Manager Shareholders”) options to purchase 6,650 shares exercisable at $40 per share. As of December 31, 2013, all such options have been exercised and no other options have been granted. In 2012, 100 shares were repurchased from a former Manager Shareholder. As defined in ASC 718, these awards are classified as liability awards as the shareholders and we can require repayment under certain circumstances based on a formula of earnings before interest, depreciation and amortization expense. The awards are recorded at their intrinsic value, and the expense is recognized over each employee’s expected future service until an expected retirement date. We recognized stock-based compensation income of $128 in 2012 and stock-based compensation expense of $38 in 2013 related to these awards.

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French Safeguard Restructuring – In 2008, we filed “Procedure de Sauvegarde” (“Safeguard”) on behalf of each of our French subsidiaries, Autocam France, SARL and Bouverat Industries, SAS (“Bouverat”). We reached agreement with our creditors with claims subject to Safeguard protection in 2009. Provisions of the agreements allowed, at each creditor’s option, for the payment of a portion of the obligation in January 2010, or the entire obligation over a 10-year period. Amounts due as of December 31, 2013 from those creditors opting to be paid over a 10-year period totaled $3,235 and are included in Current Maturities of Long-Term Obligations ($285) and Long-Term Obligations ($2,950).

Dividends Paid – On January 24, 2012, our Board of Directors declared a $4,928 cash dividend, which was distributed on January 30, 2012. The portion of this amount granted to the Manager Shareholders, and therefore recorded as Stock-based Compensation Expense in our Consolidated Statement of Operations, was $303. On May 1, 2012, our Board of Directors declared a cash dividend of not more than $12,000 to be distributed in one or more installments as determined by our majority shareholder between July 1, 2012 and January 31, 2013. On August 10, 2012, a $3,998 cash dividend was distributed, and no further distributions were made. The portion of this amount granted to the Manager Shareholders, and therefore recorded as stock-based compensation expense in our Consolidated Statement of Operations, was $246. All 2012 cash payments were funded with cash on hand, revolving line of credit borrowings and proceeds from the issuance of a term note to our bank. No dividends were declared or paid in 2013.

2. Inventories

Set forth below are the components of Inventories as of December 31:

	2012	2013
Raw materials	$10,464	$10,407
Production supplies	4,538	4,166
Work in-process	7,159	7,085
Finished goods	2,634	2,814

Total inventories	$24,795	$24,472

3. Property, Plant and Equipment

Set forth below are the components of Property, Plant and Equipment, Net as of December 31:

	2012	2013
Buildings and land	$20,227	$22,940
Machinery and equipment	147,712	173,930
Furniture and fixtures	5,362	6,182

Total	173,301	203,052
Accumulated depreciation	(51,439)	(66,662)

Total property, plant and equipment, net	$121,862	$136,390

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4. Long-Term Obligations

Set forth below are the components of Long-Term Obligations as of December 31 (percentages represent interest rates as of December 31, 2013):

	2012	2013
Senior credit facilities:
Term notes with bank:
August 2012—Interest payable monthly at a variable rate based on LIBOR plus 2% (2.1875% per annum); principal due monthly through August 2015	$7,333	$5,333
October 2013—Interest payable monthly at a variable rate based on LIBOR plus 2.5% (2.6875% per annum); principal due monthly through October 2018		16,184
June 2010—refinanced in October 2013	4,592
January 2011—refinanced in October 2013	2,100
Revolving line of credit with bank—Principal due August 2016; Interest payable monthly at a variable rate based on the bank’s prime rate minus 0.25% (3% per annum)	6,525	2,201
Equipment term notes with bank:
July 2011—Interest payable monthly at LIBOR plus 2% (2.1875% per annum); principal due monthly through July 2016	1,048	756
February 2012—Interest payable monthly at LIBOR plus 2.1% (2.2875% per annum); principal due monthly through February 2017	2,018	1,534
Note payable to affiliate		5,000
Capital leases obligations—Payable in monthly installments, including interest imputed at rates ranging from 1.7% to 5.78%; due through September 2019	12,879	20,431
French Safeguard obligations (Note 1)	3,289	3,235
Other	10,510	9,434

Total long-term obligations	50,294	64,108
Current portion	(14,269)	(18,537)

Long-term portion	$36,025	$45,571

Based on the borrowing rates currently available to us for bank loans with similar terms and average maturities, the fair value of long-term debt approximated its carrying value as of December 31, 2012 and December 31, 2013.

Our senior credit facilities include the above referenced term notes and a revolving credit commitment from a bank equal to the lesser of $23,500 and a borrowing base. Borrowing availability under this commitment based on the borrowing base calculation, as defined in our senior credit facilities agreement, as amended (the “Credit Agreement”), was $15,989 as of December 31, 2013 with the maximum availability being reduced by $450 representing the amount of an outstanding letter of credit associated with our self-funded workers’ compensation program.

Significant terms of the Credit Agreement are as follows:

Financial and Restrictive Covenants – The Credit Agreement requires us to maintain the following, measured on a trailing-twelve-month basis with a quarterly reporting requirement:

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•	Maximum consolidated leverage ratios for our domestic and global operations; and

•	Minimum fixed charge coverage ratio for our global operations.

Collateral – Borrowings under the Credit Agreement are secured by substantially all North American machinery and equipment and capital stock of certain of our domestic subsidiaries.

Note Payable to Affiliate – In March 2013, we issued an unsecured $5,000 promissory note payable to Autocam Medical Devices, LLC (“AMD”), an affiliate through common ownership, which is subordinate in priority to borrowings under the Credit Agreement. This promissory note bears interest at 3.35% per annum, payable monthly. Monthly principal repayments of $147 are to begin in May 2015 and continue through March 2018.

Set forth below are the annual aggregate maturities of our long-term obligations at December 31, 2013:

Years Ending December 31,

2014	$18,537
2015	13,820
2016	14,560
2017	9,304
2018	6,416
Thereafter	1,471

Total	$64,108

5. Commitments

We lease certain buildings and equipment under capital leases. The cost of assets purchased subject to capital leases was $10,065 in 2012 and $11,518 in 2013. The cost of the assets subject to capital lease obligations as reflected in Net Property, Plant and Equipment in our Consolidated Balance Sheet was $22,646 as of December 31, 2012 and $34,278 as of December 31, 2013. The accumulated amortization of such assets as reflected in Net Property, Plant and Equipment in our Consolidated Balance Sheet was $3,847 as of December 31, 2012 and $5,737 as of December 31, 2013.

We lease buildings and equipment under non-cancelable operating leases, which generally contain renewal and purchase options at fair market value at the end of the lease terms. Set forth below are minimum future lease payments under all capital and operating leases as of December 31, 2013:

Years Ending December 31,

	Capital Leases	Operating Leases
2014	$5,767	$1,816
2015	5,641	1,818
2016	4,380	1,707
2017	3,313	1,347
2018	2,381	794
Thereafter	721	1,210

Subtotal	22,203	$8,692

Less imputed interest	(1,772)

Total	$20,431

Rent expense under operating leases was $2,131 in 2012 and $2,055 in 2013. Rent expense includes building and equipment lease payments made to a company owned by our majority shareholder of $131 in 2012 and $9 in 2013. We also recorded $7 in rent income related to certain equipment leased to a company owned by our majority shareholder.

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6. Income Taxes

Set forth below is our Income Before Taxes and Joint Venture Income as disclosed in our Consolidated Statements of Operations and Comprehensive Income separated between those generated by our U.S. operations and those generated by our foreign operations:

	Year Ended December 31,
	2012	2013
United States	$838	$6,249
Foreign	2,354	6,464

Total	$3,192	$12,713

Set forth below is our Taxes Expense as disclosed in our Consolidated Statements of Operations and Comprehensive Income separated by current and deferred taxes generated within the United States and within our foreign operations:

	Year Ended December 31,
	2012	2013
Current:
United States	($12)	($2,236)
Foreign	(633)	866

Total current	(645)	(1,370)

Deferred:
United States	755	4,833
Foreign	486	41

Total deferred	1,241	4,874

Total taxes	$596	$3,504

We have not provided for federal income tax on the remaining undistributed earnings of foreign subsidiaries, except for specific amounts related to our Chinese joint venture and Brazilian subsidiary where provision has been made for book versus tax basis differences with respect to certain distributable earnings. Other than the specific foreign earnings mentioned, recording of deferred income taxes on these undistributed foreign earnings is not required because they are expected to be permanently invested in the foreign subsidiaries. It is not practicable to estimate the amount of additional taxes in the event that foreign subsidiaries’ earnings are distributed.

Our gross unrecognized tax liabilities were increased by $199 in 2012 and increased by $413 in 2013, which relates to the impacts of foreign currency translation. With few exceptions, we are no longer subject to U.S. federal, state and local, or non-U.S. income tax examinations by tax authorities for years before 2010. We recognize interest and penalties accrued related to unrecognized tax benefits in Taxes Expense. We had no amounts accrued for the payment of interest and penalties as of December 31, 2012 or 2013.

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Set forth below are reconciliations of the differences between Taxes Expense as disclosed in our Statements of Operations and Comprehensive Income and income tax expense computed at the U.S. Federal statutory tax rate:

	Year Ended December 31,
	2012	2013
Tax provision at United States Federal statutory rate	$1,117	$4,450
Effect of:
Foreign operations, net of related tax credits	(971)	(1,355)
Refundable tax credits	(134)	(687)
Foreign dividends	634	904
Other	(50)	192

Tax provision as reported	$596	$3,504

Deferred income tax assets and liabilities as of December 31, 2012 and December 31, 2013 reflect the effect of temporary differences between amounts of assets, liabilities and equity for financial reporting purposes and the bases of such assets, liabilities, and equity as measured by tax laws, as well as tax loss and tax credit carryforwards.

Set forth below are temporary differences that gave rise to deferred tax assets and liabilities as of December 31:

	2012		2013
	Deferred Tax		Deferred Tax
	Assets	Liabilities	Assets	Liabilities
Accrued expenses	$3,215	$279	$3,835	$286
Foreign tax and other credits	428		838
Net operating loss carryforward	11,133		9,619
Depreciation and other		34,892		39,141

Total deferred taxes	$14,776	$35,171	$14,292	$39,427

Set forth below is the deferred tax detail above as reflected in our Consolidated Balance Sheets as of December 31:

	2012	2013
Short-term deferred tax assets	($2,735)	($3,058)
Long-term deferred tax assets	(98)	(45)
Long-term deferred tax liabilities	23,228	28,238

Net deferred tax liabilities	$20,395	$25,135

We had net foreign operating loss carryforwards available to offset future taxable income of $27,152 as of December 31, 2013, which have no expiration dates. In addition, we have U.S. net operating losses of $1,627, which can be carried forward through 2033.

7. Significant Customers

Set forth below are sales to customers that exceeded 10% of consolidated sales:

	2012		2013
Customer A	$33,609		$45,432
Customer B		*	25,783

*	Less than 10% during this period.

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8. Other Related Party Transactions

We provide certain supervisory and support services to AMD. Our Selling, General and Administrative expenses included income of $1,764 pertaining to such services in 2012 and $1,813 in 2013.

From time to time, we produce and sell precision-machined components to AMD, and conversely, it produces and sells such components to us. During 2012, we sold $4 of such components to AMD, while during 2012 AMD sold $40 of such components to us. During 2013, we sold $1 of such components to AMD, while during 2012 AMD sold $13 of such components to us.

We paid management fees and expense reimbursements of $237 in 2012 and $228 in 2013 to our Shareholders.

We are the lessee of a private aircraft under an operating lease agreement. We recorded sublease income from our majority shareholder for his personal use of the aircraft of $68 in 2012 and $55 in 2013.

9. Employee Benefit Plans

We maintain a self-funded medical and dental plan for the majority of our North American full-time employees. A third-party administrator makes benefit payments, and an estimate of our liability for unpaid and incurred but not reported claims is included in Other Accrued Liabilities. Certain employees of our other subsidiaries are enrolled in various insured group or governmental health plans.

We sponsor a 401(k) savings plan (the “401k Plan”) for all qualified full-time employees resident in the U.S. The 401k Plan provides for an annual discretionary employer matching contribution that has historically been dollar-for-dollar up to two thousand dollars. Expense incurred in connection with the 401k Plan was $553 in 2012 and $752 in 2013.

We sponsor a defined benefit pension plan for substantially all employees of Bouverat (the “Pension Plan”). These benefits are calculated based on each employee’s years of credited service and most recent monthly compensation and service category. Employees become vested in accordance with governmental regulations in place at the time of retirement.

For the purpose of calculating the actuarial present value of the benefit obligation under the Pension Plan, the discount rates assumed were 3.3% for all periods presented. The compensation growth rate was assumed at 3% for all periods presented. The measurement date was December 31 of each year.

Set forth below is projected benefit obligation information for the Pension Plan:

	2012	2013
Accumulated benefit obligation at measurement date	$777	$849
Effect of salary increases	442	469

Projected benefit obligation at measurement date	$1,219	$1,318

Projected benefit obligation at beginning of year	$835	$1,219
Service and interest costs	91	110
Actuarial gains (losses)	298	(23)
Benefits paid	(32)	(40)
Effect of foreign currency translation gains and other	27	52

Projected benefit obligation at measurement date	$1,219	$1,318

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Set forth below is net periodic benefit cost information for the Pension Plan:

	2012	2013
Service and interest costs	$91	$110
Expected return on plan assets	(23)	(25)
Amortization of prior service costs	9	9

Net periodic benefit cost	$77	$94

We expect benefit payments under the Pension Plan to be $18 for 2016, $9 in 2018 and $494 from 2019-2023.

Set forth below is plan asset information for the Pension Plan:

	2012	2013
Plan assets at fair value at measurement date	$658	$699
Projected benefit obligations at measurement date	(1,219)	(1,318)

Funded status	($561)	($619)

Plan assets at fair value at beginning of year	$600	$658
Actual return on plan assets	49	13
Benefits paid	(4)
Effect of foreign currency translation gains	13	28

Plan assets at fair value at measurement date	$658	$699

The assumed rate of return on assets of the Pension Plan was 3.8% in 2012 and 2.0% in 2013. We have a targeted goal of allocating plan assets one-third to equity and two-thirds to fixed income securities. Actual allocations of Pension Plan assets between equity and fixed income securities were 19% and 81%, respectively, as of December 31, 2012 and 2013. We do not expect to have any funding obligations under the Pension Plan in 2014.

10. Investment in Non-Consolidated Joint Venture

We and an unrelated entity jointly own and operate Wuxi Weifu Autocam Precision Machinery Company, Ltd. (“JV”), a Chinese company located in the city of Wuxi, China. The JV sold fuel delivery systems components for a customer’s Asian operations totaling $26,189 in 2012 and $40,651 in 2013. During 2013, we sold to our joint venture partner 1% of the JV for $205, but control of the board of directors remained split evenly between our partner and us. Our remaining 49% investment in JV is being accounted for under the equity method. Set forth below are the components of our JV investment balance as of December 31:

	2012	2013
Investments	$5,000	$4,795
Our share of cumulative earnings	10,627	14,455
Dividends received	(5,883)	(7,593)

	$9,744	$11,657

18

Set forth below is summarized balance sheet information for JV:

	December 31,
	2012	2013
Current assets	$15,609	$21,488
Non-current assets	14,272	18,864

Total assets	$29,881	$40,352

Current liabilities	$7,834	$13,477
Non-current liabilities	(4)	(242)

Total liabilities	$7,830	$13,235

Dividends declared by JV were $3,894 in 2012 and $3,421 in 2013. Our ownership portion of these amounts (50% in both years) was received by us net of a 10% withholding tax levied by the Chinese government. We had sales to JV of $40 in 2012 and $291 in 2013. Amounts due to us from JV were $279 as of December 31, 2012 and $308 as of December 31, 2013.

11. Supplemental Cash Flow Information

Set forth below is a reconciliation of net income to net cash provided by operating activities:

	Year Ended December 31,
	2012	2013
Net income	$4,705	$12,867
Joint venture net income in excess of cash received	(263)	(1,773)
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	13,555	16,663
Deferred taxes	883	4,847
Other	(286)	114
Changes in assets and liabilities that provided (used) cash:
Accounts receivable	(1,599)	(5,832)
Inventories	(4,696)	1,536
Prepaid expenses and other current assets	(1,085)	682
Other long-term assets	(185)	(195)
Accounts payable	4,210	(3,250)
Accrued liabilities	306	1,115
Deferred credits and other	543	119

Net cash provided by operating activities	$16,088	$26,893

13. Subsequent Events

Events or transactions occurring after the Consolidated Balance Sheet date have been evaluated through March 28, 2014, the date the financial statements were issued. The financial statements do not reflect events or transactions after this date.

19

AUTOCAM CORPORATION

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2012

AUTOCAM CORPORATION

[FOR INDEPENDENT AUDITORS’ REPORT, PLEASE SEE PAGE 3 OF AUTOCAM CORPORATION’S CONSOLIDATED

FINANCIAL STATEMENTS FOR DECEMBER 31, 2012 AND 2013]

[PAGE LEFT INTENTIONALLY BLANK]

AUTOCAM CORPORATION

CONSOLIDATED BALANCE SHEETS

	December 31,
Amounts in thousands, except share information	2011	2012
Assets
Current assets:
Cash and equivalents	$11,276	$9,492
Accounts receivable, net of allowances of $213 and $275, respectively	26,715	28,387
Inventories	20,051	24,795
Prepaid expenses and other current assets	4,388	5,889

Total current assets	62,430	68,563
Property, plant and equipment, net	104,546	121,862
Investment in joint venture	9,390	9,744
Other long-term assets	5,434	7,518

Total assets	$181,800	$207,687

Liabilities and Shareholders’ Equity
Current liabilities:
Current maturities of long-term obligations	$8,554	$14,269
Accounts payable	13,527	17,708
Accrued liabilities:
Compensation	6,968	6,944
Other	1,117	903

Total current liabilities	30,166	39,824

Long-term obligations, net of current maturities	15,833	36,025
Deferred taxes	21,514	23,228
Other long-term liabilities	5,992	5,252
Shareholders’ equity:
Common stock – no par value; 10,200,000 shares authorized; 106,550 issued and outstanding as of December 31, 2011 and 2012
Additional paid-in capital	194,890	194,890
Accumulated other comprehensive income	1,826	559
Accumulated deficit	(88,421)	(92,091)

Total shareholders’ equity	108,295	103,358

Total liabilities and shareholders’ equity	$181,800	$207,687

See notes to consolidated financial statements.

AUTOCAM CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE INCOME

	Year Ended December 31,
Amounts in thousands	2011	2012
Sales	$182,064	$181,568
Cost of sales	(152,529)	(163,809)

Gross profit	29,535	17,759
Selling, general and administrative expenses	(13,158)	(12,323)

Income from operations before stock-based compensation income (expense)	16,377	5,436
Stock-based compensation income (expense)	(3,305)	128

Income from operations	13,072	5,564
Interest expense, net	(1,817)	(2,040)
Other expenses, net	(25)	(332)

Income before taxes	11,230	3,192
Taxes	(4,712)	(596)
Share of net income from joint venture	1,856	2,109

Net income	$8,374	$4,705

Statements of Comprehensive Income:
Net income	$8,374	$4,705
Other comprehensive income (losses):
Foreign currency translation adjustments	(4,030)	(1,296)
Change in fair value of interest rate hedge	(88)	29

Comprehensive income	$4,256	$3,438

See notes to consolidated financial statements.

AUTOCAM CORPORATION

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

		Accumulated
	Additional	Other
	Paid-In	Comprehensive	Accumulated
Amounts in thousands	Capital	Income	Deficit	Total
Balance, January 1, 2011	$194,890	$5,944	($73,688)	$127,146
Net income			8,374	8,374
Dividends paid to non-Manager Shareholders in the form of:
Cash [1]			(15,000)	(15,000)
Note receivable [2]			(8,107)	(8,107)
Foreign currency translation adjustments		(4,030)		(4,030)
Change in fair value of interest rate hedge		(88)		(88)

Balance, December 31, 2011	194,890	1,826	(88,421)	108,295
Net income			4,705	4,705
Cash dividends paid to non-Manager Shareholders [3]			(8,375)	(8,375)
Foreign currency translation adjustments		(1,296)		(1,296)
Change in fair value of interest rate hedge		29		29

Balance, December 31, 2012	$194,890	$559	($92,091)	$103,358

[1]	$151.75 per share.
[2]	$79.32 per share.
[3]	Payments of $46.25 per share were made in January, 2012 and $37.55 per share in August, 2012.

See notes to consolidated financial statements.

AUTOCAM CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
Amounts in thousands	2011	2012
Cash flows from operating activities:
Cash received from customers	$179,495	$178,735
Cash paid to suppliers and employees	(158,218)	(163,555)
Cash received from joint venture operations	1,790	2,040
Income taxes paid	(1,263)	(279)
Income taxes refunded		1,065
Interest paid	(1,954)	(1,918)
Interest received	965

Net cash provided by operating activities	20,815	16,088

Cash flows from investing activities:
Capital expenditures	(24,844)	(36,246)
Proceeds from sales of fixed assets	88	316
Proceeds from notes receivable repayments	3,540
Restricted cash deposits	(325)	(62)
Other	54	(19)

Net cash used in investing activities	(21,487)	(36,011)

Cash flows from financing activities:
Borrowings under lines of credit	44,957	66,458
Repayments on lines of credit	(46,088)	(54,654)
Proceeds from issuance of long-term obligations	8,904	22,156
Principal payments of long-term obligations	(4,303)	(7,694)
Dividends paid	(15,000)	(8,375)
Debt issue costs	(19)	(30)

Net cash provided by (used) in financing activities	(11,549)	17,861

Effect of exchange rate changes on cash and equivalents	(207)	278

Decreases in cash and equivalents	(12,428)	(1,784)
Cash and equivalents at beginning of period	23,704	11,276

Cash and equivalents at end of period	$11,276	$9,492

See notes to consolidated financial statements.

AUTOCAM CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012

1. Operations and Summary of Significant Accounting Policies

In these notes, unless the context otherwise requires, “we,” “our” or “us” refer to Autocam Corporation together with its consolidated subsidiaries (“Autocam”). All currency figures, except per share data, referenced in these notes are reflected in thousands of U.S. dollars.

Principles of Consolidation – Our consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S.”). All of our significant intercompany accounts and transactions have been eliminated in consolidation.

Nature of Operations – We design and manufacture close-tolerance, specialty metal alloy components for mechanical and electromechanical systems using turning, grinding and milling processes. Currently, we manufacture components for use on fuel delivery, electromechanical motor, steering and braking systems for the transportation industry. We have three manufacturing locations in the U.S., two in Brazil and one each in France, Poland and China. Our customers are located in virtually all areas of the world, with the exception of the continent of Africa.

Estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Although our management believes the estimates are reasonable, actual results could differ from those estimates.

Financial Instruments consist principally of cash and equivalents, accounts receivable and payable and indebtedness. We have determined the estimated fair value amounts for indebtedness using available market information and valuation methodologies (see Note 4). We have determined the estimated fair value of accounts receivable and payable as approximating their book values given their possessing short-term maturities.

Financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurements. Our assessment of the significance of a particular input to the fair value measurements requires judgment, and may affect the valuation of the assets and liabilities being measured and their placement within the fair value hierarchy.

Set forth below is information about the fair value of our financial assets and liabilities at December 31, 2011 and December 31, 2012, according to the valuation techniques we used to determine their fair values:

	Level 1 [1]		Level 2 [2]
	2011	2012	2011	2012
Asset -
Cash equivalents	$11,276	$9,492
Liability -
Interest rate swap arrangements			$324	$280

[1]	Quoted prices in active markets for identical assets or liabilities.
[2]	Observable inputs other than quoted prices in active markets for identical assets and liabilities.

Cash equivalents consist of highly-liquid investments with original maturities of three months or less at the date of purchase, including money market accounts with an active market valuation Level 1 estimate.

Inventories are stated at the lower of actual cost, on a first-in, first-out (FIFO) basis, or market.

Property, Plant and Equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets as follows:

Buildings and improvements	31 years
Leasehold improvements	3 to 12 years
Machinery and equipment	3 to 12 years
Furniture and fixtures	5 to 10 years

Maintenance and repairs that do not improve or extend the lives of the respective assets are charged to expense. When properties are retired or sold, the related cost and accumulated depreciation are removed from the accounts and any gain or loss on disposition is recognized in the results of operations. Gains arising from sale and leaseback transactions are deferred for amortization to income over the lives of the related operating leases. Leasehold improvements are amortized over the lesser of their useful lives or the lease term.

Other Long-Term Assets consists of the following as of December 31:

	2011	2012
Equipment deposits	$3,815	$5,844
Restricted cash	756	855
Employee receivables	276	303
Unamortized debt issue costs	109	102
Revenue bonds	111	176
Other	367	238

	$5,434	$7,518

Equipment deposits – Represents deposits paid on purchase commitments for machinery and equipment totaling $15,549 as of December 31, 2012, some of which may be assigned to financing companies under lease agreements. In accordance with terms of the purchase agreements, final acceptance of the equipment is contingent upon the equipment demonstrating certain capabilities as documented in our purchase orders.

Restricted cash – Represents funds held in escrow by Brazilian courts as compensating balances against certain potential judgments against us in connection with benefits that may be due terminated employees.

Unamortized debt issue costs – Debt issue costs paid are amortized over the terms of the debt instruments. Debt issue cost amortization expense was $33 in 2011 and $35 in 2012.

Set forth below is expected debt issue cost amortization expense to be recorded by us in the years following 2012:

2013	$42
2014	36
2015	20
2016	4

Total	$102

Revenue bonds – Represents Michigan New Jobs Training Program bonds we purchased in 2011 and 2012 to fund new machinist apprenticeship program training costs at Grand Rapids Community College. The underlying agreement between us and the State of Michigan (the “State”) contemplates repayment of the bonds over a 20-year period expiring in July 2030 through remittance to us by the State of payroll taxes withheld from employees that participate in the program.

Accounts Payable includes the reclassification from Cash and Equivalents of outstanding checks, net of related cash balances, totaling $1,433 as of December 31, 2011 and $2,600 as of December 31, 2012.

Revenue Recognition – Sales are recognized at the time product is shipped to the customer, at which time title and risk of ownership transfer to the purchaser.

Income taxes – Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future. Such deferred income tax asset and liability computations are based on enacted tax laws and rates applicable to periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities (see Note 6).

Derivative and Hedging Activities – From time to time, we manage interest rate risk through the use of interest rate swap agreements. The following such agreements were in effect as of December 31, 2011 and 2012 and were intended to hedge our interest rate risk on the term notes subject to our senior credit facilities agreement and certain of the equipment term notes with bank (see Note 4):

				LIBOR	Other
				Component	Comprehensive		Derivative Instrument
		Notional Amounts as of		Fixed	Income (Loss)		Liability Recorded
Dates		December 31,		Interest	Recorded [1]		as of December 31,
Effective	Maturity	2011	2012	Rate	2011	2012	2011	2012
June 2010	June 2015	$6,650	$4,750	2.17%	$5	$46	$181	$110
January 2011	December 2015	2,800	2,100	1.90%	(47)	13	72	52
June 2011	July 2016	3,542	2,764	1.58%	(46)	5	71	63
August 2012	August 2016		7,333	0.75%		(35)		55

[1]	Net of related income tax

Stock-Based Compensation – In accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 718 “Stock Compensation,” compensation costs related to share-based payment transactions are recognized in our financial statements. Compensation cost is measured based on the grant date fair value of the equity or liability instruments issued and is recognized over the period that an employee provides services in exchange for the award.

Autocam’s Board of Directors has reserved 8,650 shares of its common stock for issuance to employees under the 2010 Stock Option Plan (the “Option Plan”). In 2010, our Board of Directors granted to certain key employees and entities controlled by certain non-shareholder members of our Board of Directors (together, the “Manager Shareholders”) options to purchase 6,650 shares exercisable at $40 per share. As of December 31, 2012, all such options have been exercised and no other options have been granted. As defined in ASC 718, these awards are classified as liability awards as the shareholders and we can require repayment under certain circumstances based on a formula of earnings before interest, depreciation and amortization expense. The awards are recorded at their intrinsic value, and the expense is recognized over each employee’s expected future service until an expected retirement date. We recognized stock-based compensation expense of $1,768 in 2011 and stock-based compensation income of $677 in 2012 related to these awards. In addition, we recognized stock-based compensation expense of $1,537 in 2011 and $549 in 2012 related to portions of the dividend paid to the Manager Shareholders during those respective years (see Dividends Paid below).

French Safeguard Restructuring – In 2008, we filed “Procedure de Sauvegarde” (“Safeguard”) on behalf of each of our French subsidiaries, Autocam France, SARL and Bouverat Industries, SAS (“Bouverat”). We reached agreement with our creditors with claims subject to Safeguard protection in 2009. Provisions of the agreements allowed, at each creditor’s option, for the payment of a portion of the obligation in January 2010, or the entire obligation over a 10-year period. Amounts due as of December 31, 2012 from those creditors opting to be paid over a 10-year period totaled $3,289 and are included in Current Maturities of Long-Term Obligations ($183) and Long-Term Obligations ($3,106).

Dividends Paid – On January 3, 2011, our Board of Directors declared a $16,184 cash dividend and a dividend in-kind through the distribution of an $8,460 note receivable due from Autocam Medical Devices, LLC (“AMD”), an affiliate of ours through common ownership. The portions of these amounts granted to the Manager Shareholders, and therefore recorded as stock-based compensation expense in our Consolidated Statement of Operations, were $1,184 and $353, respectively. The cash payments and note receivable distributions occurred on January 4, 2011. The cash payment was funded with cash on hand, proceeds from the issuance of a term note to our bank, and proceeds from the early repayment of $3,540 of the note receivable from AMD.

On January 24, 2012, our Board of Directors declared a $4,928 cash dividend, which was distributed on January 30, 2012. The portion of this amount granted to the Manager Shareholders, and therefore recorded as Stock-based Compensation Expense in our Consolidated Statement of Operations, was $303. On May 1, 2012, our Board of Directors declared a cash dividend of not more than $12,000 to be distributed in one or more installments as determined by our majority shareholder between July 1, 2012 and January 31, 2013. On August 10, 2012, a $3,998 cash dividend was distributed, and no further distributions are contemplated pursuant to the May 1 Board of Directors resolution. The portion of this amount granted to the Manager Shareholders, and therefore recorded as stock-based compensation expense in our Consolidated Statement of Operations, was $246. All 2012 cash payments were funded with cash on hand, revolving line of credit borrowings and proceeds from the issuance of a term note to our bank.

2. Inventories

Set forth below are the components of Inventories as of December 31:

	2011	2012
Raw materials	$8,761	$10,464
Production supplies	3,495	4,538
Work in-process	5,823	7,159
Finished goods	1,972	2,634

Total inventories	$20,051	$24,795

3. Property, Plant and Equipment

Set forth below are the components of Property, Plant and Equipment, Net as of December 31:

	2011	2012
Buildings and land	$17,257	$20,227
Machinery and equipment	122,355	147,712
Furniture and fixtures	4,901	5,362

Total	144,513	173,301
Accumulated depreciation	(39,967)	(51,439)

Total property, plant and equipment, net	$104,546	$121,862

4. Long-Term Obligations

Set forth below are the components of Long-Term Obligations as of December 31 (percentages represent interest rates as of December 31, 2012):

	2011	2012
Senior credit facilities:
Term notes with bank:
June 2010—Interest payable monthly at a variable rate based on LIBOR plus 2% (2.209% per annum); principal due monthly through June 2015	$6,492	$4,592
January 2011—Interest payable monthly at a variable rate based on LIBOR plus 2% (2.209% per annum); principal due monthly through December 2015	2,858	2,100
August 2012—Interest payable monthly at a variable rate based on the bank’s prime rate minus 0.75% (2.5% per annum); principal due monthly through June 2015		7,333
Revolving line of credit with bank—Principal due August 2014; Interest payable monthly at a variable rate based on the bank’s prime rate minus 0.75% (2.5% per annum)		6,525
Equipment term notes with bank:
July 2011—Interest payable monthly at LIBOR plus 2% (2.209% per annum); principal due monthly through July 2016	1,341	1,048
February 2012—Interest payable monthly at LIBOR plus 2.1% (2.309% per annum); principal due monthly through February 2017		2,018
Capital leases obligations—Payable in monthly installments, including interest imputed at rates ranging from 1.7% to 19.26%; due through November 2018	5,724	12,879
French Safeguard obligations (Note 1)	3,401	3,289
Other	4,571	10,510

Total long-term obligations	24,387	50,294
Current portion	(8,554)	(14,269)

Long-term portion	$15,833	$36,025

Based on the borrowing rates currently available to us for bank loans with similar terms and average maturities, the fair value of long-term debt approximated its carrying value as of December 31, 2011 and December 31, 2012.

Our senior credit facilities include the above referenced term notes and a revolving credit commitment of $18,000 from a bank. Borrowing availability under this commitment based on the borrowing base calculation, as defined in the credit agreement, was $8,701 as of December 31, 2012 with the maximum availability being reduced by $300 representing the amount of an outstanding letter of credit associated with our self-funded workers’ compensation program. We were in violation of the domestic leverage and fixed charge ratios. On March 8, 2013, such violations were waived in connection with the execution of the eighth amendment to our senior credit facilities agreement (the “Amended Agreement”).

Significant terms of the Amended Agreement are as follows:

Financial and Restrictive Covenants – The Amended Agreement requires us to maintain the following, measured on a trailing-twelve-month basis with a quarterly reporting requirement:

•	Maximum consolidated leverage ratios for our domestic and global operations; and

•	Minimum global earnings, before interest, taxes, depreciation and amortization.

Collateral – The repayment of borrowings under the Amended Agreement are secured by substantially all North American machinery and equipment and capital stock of certain of our domestic subsidiaries.

Subordinated Promissory Note – In connection with the execution of the Amended Agreement, we issued a $5,000 promissory note payable to AMD, which is subordinate in priority to borrowings under the Amended Agreement.

Set forth below are the annual aggregate maturities of our long-term obligations at December 31, 2012:

Years Ending December 31,

2013	$14,269
2014	18,827
2015	8,359
2016	4,984
2017	1,844
Thereafter	2,011

Total	$50,294

5. Commitments

We lease certain buildings and equipment under capital leases. The cost of assets purchased subject to capital leases was $4,373 in 2011 and $10,065 in 2012. The cost of the assets subject to capital lease obligations as reflected in Net Property, Plant and Equipment in our Consolidated Balance Sheet was $12,443 as of December 31, 2011 and $22,646 as of December 31, 2012. The accumulated amortization of such assets as reflected in Net Property, Plant and Equipment in our Consolidated Balance Sheet was $2,657 as of December 31, 2011 and $3,847 as of December 31, 2012.

We lease buildings and equipment under non-cancelable operating leases, which generally contain renewal and purchase options at fair market value at the end of the lease terms. Set forth below are minimum future lease payments under all capital and operating leases as of December 31, 2012:

Years Ending December 31,

	Capital	Operating
	Leases	Leases
2013	$3,562	$1,914
2014	3,379	1,309
2015	3,259	1,315
2016	2,115	1,320
2017	1,073	1,347
Thereafter	649	1,942

Subtotal	14,037	$9,147

Less imputed interest	(1,158)

Total	$12,879

Rent expense under operating leases was $2,705 in 2011 and $2,131 in 2012. Expense reported in 2011 includes $87 in building lease payments made to a company owned by our majority shareholder. Expense reported in 2012 includes $131 in building lease payments made to a company owned by our majority shareholder.

6. Income Taxes

Set forth below is our Income Before Taxes as disclosed in our Consolidated Statements of Operations and Comprehensive Income separated between those generated by our U.S. operations and those generated by our foreign operations:

	Year Ended December 31,
	2011	2012
United States	$3,763	$838
Foreign	7,467	2,354

Total	$11,230	$3,192

Set forth below is our Taxes Expense as disclosed in our Consolidated Statements of Operations and Comprehensive Income separated by current and deferred taxes generated within the United States and within our foreign operations:

	Year Ended December 31,
	2011	2012
Current:
United States	($1,366)	($12)
Foreign	912	(633)

Total current	(454)	(645)

Deferred:
United States	3,735	755
Foreign	1,431	486

Total deferred	5,166	1,241

Total taxes	$4,712	$596

We have not provided for federal income tax on the remaining undistributed earnings of foreign subsidiaries, except for specific amounts related to our Chinese joint venture and Brazilian subsidiary where provision has been made for book versus tax basis differences with respect to certain distributable earnings. Other than the specific foreign earnings mentioned, recording of deferred income taxes on these undistributed foreign earnings is not required because they are expected to be permanently invested in the foreign subsidiaries. It is not practicable to estimate the amount of additional taxes in the event that foreign subsidiaries’ earnings are distributed.

Our gross unrecognized tax liabilities were reduced by $322 during 2011 and increased by $199 in 2012, the majority of which relates to the impacts of foreign currency translation and the reversal of $496 of unrecognized tax benefits in the U.S as of December 31, 2011. With few exceptions, we are no longer subject to U.S. federal, state and local, or non-U.S. income tax examinations by tax authorities for years before 2009. We recognize interest and penalties accrued related to unrecognized tax benefits in Taxes Expense. We had no amounts accrued for the payment of interest and penalties as of December 31, 2011 or 2012.

Set forth below are reconciliations of the differences between Taxes Expense as disclosed in our Statements of Operations and Comprehensive Income and income tax expense computed at the U.S. Federal statutory tax rate:

	Year Ended December 31,
	2011	2012
Tax provision at United States Federal statutory rate	$3,931	$1,117
Effect of:
Foreign operations, net of related tax credits	454	(971)
Stock-based compensation	1,157	(45)
Refundable tax credits	(322)	(134)
Foreign dividends	1,296	634
Valuation allowances and asset bases reductions	(1,659)
Other	(145)	(5)

Tax provision as reported	$4,712	$596

Deferred income tax assets and liabilities as of December 31, 2011 and December 31, 2012 reflect the effect of temporary differences between amounts of assets, liabilities and equity for financial reporting purposes and the bases of such assets, liabilities, and equity as measured by tax laws, as well as tax loss and tax credit carryforwards.

Set forth below are temporary differences that gave rise to deferred tax assets and liabilities as of December 31:

	2011		2012
	Deferred Tax		Deferred Tax
	Assets	Liabilities	Assets	Liabilities
Accrued expenses	$2,266	$275	$3,215	$279
Foreign tax and other credits	468		428
Net operating loss carryforward	9,801		11,133
Depreciation and other		31,421		34,892

Subtotal	12,534	31,696	14,776	35,171
Less valuation allowance	(174)

Total deferred taxes	$12,360	$31,696	$14,776	$35,171

Set forth below is the deferred tax detail above as reflected in our Consolidated Balance Sheets as of December 31:

	2011	2012
Short-term deferred tax assets	($2,065)	($2,735)
Long-term deferred tax assets	(113)	(98)
Long-term deferred tax liabilities	21,514	23,228

Net deferred tax liabilities	$19,336	$20,395

We had net foreign operating loss carryforwards available to offset future taxable income of $27,357 as of December 31, 2012, which have no expiration dates. In addition, we have U.S. net operating losses of $5,758 that are expected to be fully utilized in the 2009 and 2010 tax years. Any remaining U.S. net operating losses can be carried forward for up to twenty years.

7. Significant Customers

Set forth below are sales to customers that exceeded 10% of consolidated sales:

	2011	2012
Customer A	$28,377	$33,609
Customer B	20,370		*

*	Less than 10% during this period.

8. Related Party Transactions

We provide certain supervisory and support services to AMD. Our Selling, General and Administrative expenses included income of $1,232 pertaining to such services in 2011 and $1,764 in 2012.

From time to time, we produce and sell precision-machined components to AMD, and conversely, it produces and sells such components to us. During 2011, we sold $135 of such components to AMD, while during 2011 AMD sold $144 of such components to us. During 2012, we sold $4 of such components to AMD, while during 2012 AMD sold $40 of such components to us.

We paid management fees and expense reimbursements of $243 in 2011 and $237 in 2012 to our Shareholders.

We are the lessee of a private aircraft under an operating lease agreement. We recorded sublease income from our majority shareholder for his personal use of the aircraft of $58 in 2011 and $68 in 2012.

9. Employee Benefit Plans

We maintain a self-funded medical and dental plan for the majority of our North American full-time employees. A third-party administrator makes benefit payments, and an estimate of our liability for unpaid and incurred but not reported claims is included in Other Accrued Liabilities. Certain employees of our other subsidiaries are enrolled in various insured group or governmental health plans.

We sponsor a 401(k) savings plan (the “401k Plan”) for all qualified full-time employees resident in the U.S. The 401k Plan provides for an annual discretionary employer matching contribution that has historically been dollar-for-dollar up to two thousand dollars. Expense incurred in connection with the 401k Plan was $472 in 2011 and $553 in 2012.

We sponsor a defined benefit pension plan for substantially all employees of Bouverat (the “Pension Plan”). These benefits are calculated based on each employee’s years of credited service and most recent monthly compensation and service category. Employees become vested in accordance with governmental regulations in place at the time of retirement.

For the purpose of calculating the actuarial present value of the benefit obligation under the Pension Plan, the discount rates assumed were 5.3% in 2011 and 3.3% in 2012. The compensation growth rate was assumed at 3% for all periods presented. The measurement date was December 31 of each year.

Set forth below is projected benefit obligation information for the Pension Plan:

	2011	2012
Accumulated benefit obligation at measurement date	$541	$777
Effect of salary increases	294	442

Projected benefit obligation at measurement date	$835	$1,219

Projected benefit obligation at beginning of year	$789	$835
Service and interest costs	93	91
Actuarial gains (losses)	(8)	298
Benefits paid	(17)	(32)
Effect of foreign currency translation gains and other	(22)	27

Projected benefit obligation at measurement date	$835	$1,219

Set forth below is net periodic benefit cost information for the Pension Plan:

	2011	2012
Service and interest costs	$93	$91
Expected return on plan assets	(25)	(23)
Amortization of prior service costs	10	9

Net periodic benefit cost	$78	$77

We expect benefit payments under the Pension Plan to be $20 for 2015, $18 in 2016, $21 in 2017 and $427 from 2018-2022.

Set forth below is plan asset information for the Pension Plan:

	2011	2012
Plan assets at fair value at measurement date	$600	$658
Projected benefit obligations at measurement date	(835)	(1,219)

Funded status	($235)	($561)

Plan assets at fair value at beginning of year	$626	$600
Actual return on plan assets	49	49
Benefits paid	(61)	(4)
Effect of foreign currency translation gains	(14)	13

Plan assets at fair value at measurement date	$600	$658

The assumed rates of return on assets of the Pension Plan were 3.8% for 2011 and 2012, which is consistent with historical long-term rates of return experienced for each asset class.

We have a targeted goal of allocating plan assets one-third to equity and two-thirds to fixed income securities. Set forth below are actual allocations of Pension Plan assets between equity and fixed income securities as of December 31:

	2011	2012
Equity	19%	19%
Fixed income	81%	81%

	100%	100%

We have no expected funding obligations under the Pension Plan in 2013.

10. Investment in Non-Consolidated Joint Venture

We and an unrelated entity jointly own and operate Wuxi Weifu Autocam Precision Machinery Company, Ltd. (“JV”), a Chinese company located in the city of Wuxi, China. The JV sold fuel delivery systems components for a customer’s Asian operations totaling $25,346 in 2011 and $26,189 in 2012. Our 50% investment in JV is being accounted for under the equity method. Set forth below are the components of our JV investment balance as of December 31:

	2011	2012
Investments	$5,000	$5,000
Our share of cumulative earnings	8,325	10,627
Dividends received	(3,935)	(5,883)

	$9,390	$9,744

Set forth below is summarized balance sheet information for JV:

	December 31,
	2011	2012
Current assets	$12,957	$15,609
Non-current assets	13,440	14,272

Total assets	$26,397	$29,881

Current liabilities	$4,999	$7,834
Non-current liabilities	224	(4)

Total liabilities	$5,223	$7,830

Dividends declared by JV were $3,770 in 2011 and $3,894 in 2012. Our 50% portion of these amounts was received by us in net of a 10% withholding tax levied by the Chinese government. We had sales to JV of $61 in 2011 and $40 in 2012. Amounts due to us from JV were $353 as of December 31, 2011 and $279 as of December 31, 2012.

11. Supplemental Cash Flow Information

Set forth below is a reconciliation of net income to net cash provided by operating activities:

	Year Ended December 31,
	2011	2012
Net income	$8,374	$4,705
Joint venture net income in excess of cash received	(66)	(263)
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	11,806	13,555
Deferred taxes	2,060	883
Other	468	(286)
Changes in assets and liabilities that provided (used) cash:
Accounts receivable	(2,392)	(1,599)
Inventories	(2,667)	(4,696)
Prepaid expenses and other current assets	(576)	(1,085)
Other long-term assets	87	(185)
Accounts payable	1,007	4,210
Accrued liabilities	98	306
Deferred credits and other	2,616	543

Net cash provided by operating activities	$20,815	$16,088

13. Subsequent Events

Events or transactions occurring after the Consolidated Balance Sheet date have been evaluated through March 27, 2013, the date the financial statements were issued. The financial statements do not reflect events or transactions after this date.

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